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                                    FORM 8-A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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            CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED
             (Exact name of registrant as specified in its charter)

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

               CAYMAN ISLANDS                                                            NOT APPLICABLE
  (State of incorporation or organization)                                    (I.R.S. Employer Identification No.)

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                                   3/F M8 WEST
                          NO. 1 JIU XIAN QIAO EAST ROAD
                   BEIJING 100016, PEOPLE'S REPUBLIC OF CHINA
                                (8610) 5822-8288
                          (Address, including ZIP Code
                 of registrant's of Principal Executive Offices)

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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:



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
            Title of each class                                           Name of exchange on which each
            to be so registered                                              class is to be registered
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                    NONE                                                                NONE
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Securities Act registration statement file number to which this form relates:
333-120810

Securities to be registered pursuant to Section 12(g) of the Act:

                ORDINARY SHARES, PAR VALUE US$0.00002 PER SHARE*
                (NOT FOR TRADING; BUT ONLY IN CONNECTION WITH THE
                           AMERICAN DEPOSITARY SHARES)

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                                (Title of Class)

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* American Depositary Shares representing the Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

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Item 1.  Description of Registrant's Securities to be Registered.


     Descriptions of the Ordinary Shares and American Depositary Shares to be registered hereunder are contained in the sections entitled "Description of Share Capital," "Description of American Depositary Shares" and "Taxation" in the Preliminary Prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-123921), as amended, originally filed with the Securities and Exchange Commission on April 7, 2005 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2.  Exhibits

     The documents listed below are filed as exhibits to this Registration
Statement:

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
Exhibit No.
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    3.2*              Form of Amended and Restated Memorandum and Articles of Association of the
                      Registrant.

    4.2*              Registrant's specimen certificate for Ordinary Shares.

    4.3*              Form of Deposit Agreement by and among the Registrant, The Bank of New York and the holders and beneficial owners of American Depositary Shares evidenced by
                      American Depositary Receipts issued thereunder.
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*    Incorporated by reference to the Exhibits of the same number to the
     Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on April 7, 2005.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        CHINA TECHFAITH WIRELESS
                                        COMMUNICATION TECHNOLOGY LIMITED



Dated: April 8, 2005                    By: /s/ Defu Dong
                                           ----------------------------
                                           Defu Dong
                                           Chairman and Chief Executive Officer

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                                  EXHIBIT INDEX

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
Exhibit No.

   3.2*              Form of Amended and Restated Memorandum and Articles of Association of the
                     Registrant.

   4.2*              Registrant's specimen certificate for Ordinary Shares.

   4.3*              Form of Deposit Agreement by and among the Registrant, The Bank of New York and the holders and beneficial owners of American Depositary Shares evidenced by
                     American Depositary Receipts issued thereunder.

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*    Incorporated by reference to the Exhibits of the same number to the
     Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on April 7, 2005.